                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of l934


Filed by Registrant [x]
Filed by Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for Use of the Commission Only(as permitted by Rule
     14a-6(e)(2))

                        National Sanitary Supply Company
 ................................................................................
                (Name of Registrant as Specified in its Charter)

                        National Sanitary Supply Company
 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

 1)   Title of each class of securities to which transaction applies:
      ........................................................................
 2)   Aggregate number of securities to which transaction applies:
      ........................................................................
 3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11_/
      .........................................................................
 4)   Proposed maximum aggregate value of transaction:
      .........................................................................
 5)   Total fee paid:  .........................

    Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Action
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 1)  Amount previously paid:
     ..........................................................................
 2)  Form, Schedule or Registration No.:
     ..........................................................................
 3)  Filing Party:
     ..........................................................................
 4)  Date Filed:
     ..........................................................................

                                NATIONAL SANITARY
                                 SUPPLY COMPANY



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1996



   The Annual Meeting of Stockholders of National Sanitary Supply Company will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 20, 1996 at 11:30 a.m. for the following purposes:

   (1) To elect directors;

   (2) To ratify the selection by the Board of independent accountants; and

   (3) To transact such other business as may properly be brought before the meeting.

   Stockholders of record at the close of business on March 25, 1996 are entitled to notice of, and to vote at, the meeting.

   IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                                   Naomi C. Dallob
                                                   Secretary and General Counsel


April 8, 1996

                        NATIONAL SANITARY SUPPLY COMPANY

                                 PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Sanitary Supply Company (hereinafter called the "Company" or "National") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 20, 1996 ("Annual Meeting") and any adjournments thereof. The Company's mailing address is 2900 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 8, 1996. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

   Only stockholders of record as of the close of business on March 25, 1996 will be entitled to vote at the meeting or any adjournments thereof. On such date, the Company had outstanding 6,137,178 shares of common stock, $1 par value ("Common Stock"), entitled to one vote per share.

                              ELECTION OF DIRECTORS

   Twenty directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

   Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of the holders of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                    NOMINEES

EDWARD L. HUTTON              Mr. Hutton is Chairman of the Company and has held
Director since 1983           this position since November 1983. Mr. Hutton is
Age: 76                       also Chairman, Chief Executive Officer, and a
                              director of Chemed Corporation, Cincinnati, Ohio
                              (a diversified public corporation with interests in residential and commercial plumbing and drain cleaning services, home-repair service contracts, janitorial supply products distribution, medical and dental disposable product supply distribution and home healthcare services), a Delaware corporation, the majority (84 percent) owner of the Company's outstanding Common Stock ("Chemed") and has held those positions since November 1993 and 1970, respectively. He was also President of Chemed from 1970 to 1993. Mr. Hutton is Chairman and a director of Omnicare, Inc., Cincinnati, Ohio
                              (healthcare services and medical equipment and supplies) ("Omnicare"), a publicly held corporation in which Chemed holds a 2.8 percent ownership interest; and Chairman and a director of Roto-Rooter, Inc., Cincinnati, Ohio (plumbing and drain cleaning services and home-repair service contracts) ("Roto-Rooter"), a publicly held corporation in which Chemed holds a 58 percent ownership interest. Mr. Hutton is the father of Thomas C. Hutton, a director of the Company.

KEVIN J. MCNAMARA             Mr. McNamara is Vice Chairman of the Company and
Director since 1988           President of Chemed, having held these positions
Age:  42                      since August 1994. Previously, he served as
                              General Counsel and Assistant Secretary of the
                              Company from August 1986, and as Executive Vice
                              President, General Counsel and Secretary of
                              Chemed, from November 1993. He served as a Vice
                              Chairman of Chemed from May 1992 to November 1993.
                              He is a director of Chemed, Omnicare and Roto-Rooter

PAUL C. VOET                  Mr. Voet is President and Chief Executive Officer
Director since 1983           of the Company and has held these positions since
Age:  49                      January 1992. Previously, from November 1983 to
                              January 1992, he was Vice Chairman and Chief
                              Executive Officer of the Company. Mr. Voet is also an Executive Vice President of Chemed. He held the position of Vice Chairman of Chemed from May 1988 to November 1993. He is a director of Chemed.

ROBERT B. GARBER              Mr. Garber is a Vice Chairman of the Company and
Director since 1984           has held this position since January 1992.
Age:  69                      Previously, from April 1986 to January 1992, he
                              was President and Chief Operating Officer of the Company.

ARTHUR J. BENNERT, JR.        Mr. Bennert is Vice President of Marketing of the
Director since 1992           Company and has held this position since February
Age:  38                      1996. Previously, from April 1991, he was Vice
                              President of Corporate Planning.

JAMES A. CUNNINGHAM           Mr. Cunningham is a Senior Chemical Adviser to
Director since 1990           Schroder Wertheim, Inc., New York, New York (an
Age: 51                       investment banking, asset management and
                              securities firm) and has held this position since
                              March 1992. From October 1990 to March 1992 he was a Managing Director of Furman Selz Incorporated,
                              New York, New York (an institutional investment firm). He is a director of Roto-Rooter and Chemed.

NAOMI C. DALLOB               Ms. Dallob is Secretary and General Counsel of the
Director since 1987           Company and has held these positions since
Age:  42                      November 1986 and August 1994, respectively. Ms.
                              Dallob is also a Vice President and Secretary of Chemed and has held these positions since February
                              1987 and August 1994, respectively. She is a director of Roto-Rooter.

CHARLES H. ERHART, JR.        Mr. Erhart retired as President of W. R. Grace &
Director since 1989           Co., Boca Raton, Florida (international specialty
Age:  70                      chemicals and health care) ("Grace") in August
                              1990, having held this position since July 1989.
                              Previously, from November 1986 to July 1989, he served Grace as Chairman of its Executive
                              Committee. He is a director of Omnicare, Chemed and Roto-Rooter.

NEAL GILLIATT                 Mr. Gilliatt is President of Neal Gilliatt/Stuart
Director since 1986           Watson, Inc., New York, New York (management
Age: 78                       consulting), having held this position since April
                              1982. On April 1, 1982 he retired as Chairman of the Executive Committee of the Interpublic Group of Companies, Inc., New York, New York
                              (advertising and related communications), having held that position since February 1980. Mr.
                              Gilliatt is a director of Consolidated Products, Inc. (restaurants) and Roto-Rooter. He is a director emeritus of Chemed.

WILL J. HOEKMAN               Mr. Hoekman is an Executive Vice President of
Director since May 1994       Firstar Bank Iowa, N.A. Des Moines, Iowa.
Age: 50                       Previously, since November 1980, he was a Senior
                              Vice President of Firstar Bank Iowa, N.A. He is a director of Roto-Rooter.

THOMAS C. HUTTON              Mr. T. C. Hutton is a Vice President of Chemed and
Director since 1986           has held this position since February 1988. Mr.
Age:  45                      Hutton is a director of Chemed, Omnicare, and
                              Roto-Rooter and is the son of Edward L. Hutton, Chairman and a director of the Company.


W. DWIGHT JACKSON             Mr. Jackson is an Executive Vice President of the
Director since February 1995  Company and Executive Vice President and General
Age:  49                      Manager of its Century Papers, Inc. subsidiary
                              ("Century"). He has held these positions since
                              November and October 1994, respectively.
                              Previously, from January 1990 to October 1994, he was Director of Sales for Scott Paper Co.'s
                              Southwest Division.

CHARLES O. LANE               Mr. Charles Lane retired in February 1996 as
Director since l984           Executive Vice President of Marketing and
Age:  65                      Manufacturing of the Company having held this
                              position since April 1986. Mr. Lane is the brother of Mr. Thomas Lane, Vice President-Administration of the Company.

SANDRA E. LANEY               Mrs. Laney is Senior Vice President and Chief
Director since 1986           Administrative Officer of Chemed and has held
Age:  52                      these positions since November 1993 and May 1991,
                              respectively. She served as a Vice President of Chemed from May 1984 to November 1993. Mrs. Laney is a director of Chemed, Omnicare and Roto-Rooter.

JOHN M. MOUNT                 Mr. Mount is a Principal of Lynch-Mount
Not previously a director     Associates, Cincinnati, Ohio (management
Age: 54                       consulting) and has held this position since
                              November 1993. From April 1991 to November 1993,
                              Mr. Mount was Senior Vice President of Diversey
                              Corporation, Detroit, Michigan (specialty chemicals) and President of Diversey's DuBois
                              Industrial Division. He is a director of Chemed and Omnicare.

TIMOTHY S. O'TOOLE            Mr. O'Toole is an Executive Vice President and the
Director since May 1994       Treasurer of Chemed and has held these positions
Age:  40                      since May 1992. Previously, from February 1989 to
                              May 1992, he held the positions of Vice President and Treasurer of Chemed. He is a director of Chemed, Vitas Healthcare Corporation, Roto-Rooter and Omnicare.

D. WALTER ROBBINS, JR.        Mr. Robbins retired as Vice Chairman of Grace in
Director since 1991           January 1987 and thereafter became a consultant to
Age:  76                      Grace until July 1995. He is a director of Chemed,
                              Omnicare and Roto-Rooter.

GARY H. SANDER                Mr. Sander is Vice President, Treasurer and Chief
Director from May 1986        Financial Officer of the Company and has held
to May 1988 and since         these positions since August 1988.
August 1988
Age:  46

KENNETH F. VUYLSTEKE          Mr. Vuylsteke is an Executive Vice President of
Director since 1991           the Company and General Manager of National West
Age: 49                       and has held these positions since January 1992
                              and July 1991, respectively. Previously, from February 1989 to July 1991, he was Vice President and General Manager of the Company's Northwest division.

GEORGE J. WALSH III           Mr. Walsh is a Partner in the law firm of Gould &
Not previously a director     Wilkie, New York, New York and has held this
Age:  50                      position since January 1978. He is a director of
                              Chemed.


COMPENSATION OF DIRECTORS

   During 1995 each member of the Board of Directors who was not an executive officer or an officer-employee of the Company was paid $925 for attendance at each meeting of the Board and $500 for each meeting of a Committee of the Board attended. The Chairman of each Committee was paid $550 for each Committee meeting attended.

   Effective February 7, 1996, each member of the Board of Directors who is not an executive officer or an officer-employee of the Company is paid $1,000 for attendance at each meeting of the Board and $550 for each meeting of a Committee of the Board attended. The Chairman of each committee is paid $600 for each Committee meeting attended. Members of the Incentive Committee are also paid a fee at the rate of $1,200 per annum. Since May 1991, each member of the Board of Directors (other than those serving on the Incentive Committee and Mr. Robbins) has been granted an annual unrestricted stock award covering 100 shares of the Company's Common Stock under the 1988 Stock Incentive Plan. Incentive Committee members and Mr. Robbins were paid the cash equivalent of the stock award. In addition, each member of the Board of Directors and of a Committee is reimbursed for reasonable travel expenses incurred in connection with such meetings.


COMMITTEES AND MEETINGS OF THE BOARD

   The Company has the following Committees of the Board of Directors: Audit Committee, Compensation Committee, and Incentive Committee. It does not have a nominating committee of the Board of Directors.

   The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Messrs. Erhart, T. C. Hutton and Hoekman. The Audit Committee met twice during 1995.

   The Incentive Committee administers the Company's 1986, 1988 and 1995 Stock Incentive Plans. In addition, the Incentive Committee grants stock options and stock awards to key employees of the Company and recommends to the Board of Directors additional year-end contributions by the Company under The National Sanitary Supply Company Employees Thrift and Profit Sharing Plan. The Incentive Committee consists of Messrs. Cunningham, Erhart and Gilliatt. The Incentive Committee met twice during 1995.

   The Compensation Committee reviews, approves and recommends to the Board of Directors matters concerning base salary and annual cash incentive compensation for key executives of the Company. The Compensation Committee, consisting of Messrs. McNamara and Cunningham and Mrs. Laney, met three times in l995.

   During 1995 there were five meetings of the Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   Mr. McNamara, a member of the Company's Compensation Committee, is Vice Chairman of the Company and is an executive officer and director of Chemed. Mrs. Laney, also a member of the Compensation Committee, is also an executive officer and a director of Chemed. Messrs. E. L. Hutton and Voet are directors of Chemed.


                             EXECUTIVE COMPENSATION


JOINT REPORT OF THE COMPENSATION COMMITTEE AND INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

   The Company believes that executive compensation must align executive officers' interests with those of the Company's shareholders and that such are best served by directly and materially linking compensation to financial and operating performance criteria, which, when successfully achieved, will enhance shareholder value.

   The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

   The executive compensation program is administered through the coordinated efforts of the Compensation and the Incentive Committees of the Board of Directors. The membership of the Incentive and Compensation Committees is composed of outside directors (i.e., non-employees of the Company), although the Compensation Committee includes two officers of Chemed (see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above). The recommendations of the Compensation Committee on base salary and annual cash incentive compensation for key executives must be approved by the full Board of Directors. The Incentive Committee administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards.

   Both the Compensation and Incentive Committees may use their discretion subjectively to set executive compensation where, in their collective judgment, external, internal or individual circumstances warrant. The Compensation and Incentive Committees have considered, and are continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December of 1995. As compensation is currently not expected to exceed the $1 million base, it is not presently affected by these regulations.

   Following is a discussion of the components of the executive officer compensation program.

   In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

   The Compensation Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to these executives to achieve their business unit's and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other non-financial and somewhat subjective measures of performance relate to organizational development, service expansion and strategic positioning of the Company's assets.

   Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percent of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 10 percent to 40 percent of base salary.

   The stock option and restricted stock award program forms the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans is to align executive and long-term shareholder interests by creating a strong and direct link between executive pay and shareholder return.

   Stock options and restricted stock awards are generally granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions which generally lapse over three or four year periods. The Committee considers each grantee's current option and award holdings in making grants. Both the amounts of restricted stock awards and proportion of stock options increase as a function of higher salary and positions of responsibility within the Company.

   Mr. P. C. Voet's compensation costs were paid 75 percent by the Company and 25 percent by Chemed Corporation in 1995, with the exception of a $35,000 special bonus in December, 1995, paid wholly by Chemed. His base salary was not increased in 1995, remaining at the base rate of $264,500. His cash bonus paid 75 percent by the Company in respect of 1995 services was $106,250, which represents an increase of 25 percent over 1994 and 40 percent of his current base salary. Restricted stock awards granted to Mr. Voet in respect of 1995 services are consistent with his responsibilities and relative position in the Company and are shown on the Summary Compensation Table. He received 40,000 stock options in 1995.

   By the Compensation Committee:      Kevin J. McNamara, Chairman
                                       James A. Cunningham
                                       Sandra E. Laney

   By the Incentive Committee:         Neal Gilliatt, Chairman
                                       Charles H. Erhart, Jr.
                                       James A. Cunningham

SUMMARY COMPENSATION TABLE

   The following table shows the plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

- --------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------
                                             LONG-TERM COMPENSATION
                                             ----------------------
           ANNUAL COMPENSATION                       AWARDS
- -------------------------------------------------------------------
      NAME                                   RESTRICTED  SECURITIES     ALL
      AND                                      STOCK     UNDERLYING    OTHER
   PRINCIPAL                                   AWARDS      STOCK      COMPEN-
   POSITION      YEAR  SALARY $    BONUS $   $      (1)  OPTIONS #    SATION $
- --------------------------------------------------------------------------------
Paul C. Voet     1995  $198,378    $79,688    $109,992     40,000    $199,154(3)
President and    1994   171,150     59,500      79,625         --      37,854
CEO(2)           1993   156,325     45,500      55,125         --      33,958

Kenneth F        1995   152,500     57,609      49,996     20,000      19,850(4)
Vuylsteke        1994   143,958     42,000      42,875         --       8,672
Executive Vice   1993   132,500     35,000      28,788         --       3,804
President

Charles O. Lane  1995   135,000     12,000          --         --      12,857(5)
Executive Vice   1994   135,000     12,000          --         --      10,109
President-       1993   174,215     12,000          --         --       8,343
Marketing and
Manufacturing

W. Dwight        1995   125,000     56,215      39,997     15,000      12,517(6)
Jackson          1994   120,000      7,500      18,375         --       1,837
Executive Vice   1993        --         --          --         --          --
President

Gary H. Sander   1995    96,250     35,568      29,998      7,500      96,893(8)
Vice President,  1994    93,125     26,000      24,500         --      17,209
Treasurer and    1993    88,417     22,000      20,213         --      18,878
Chief Financial
Officer(7)

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The number and value of aggregate restricted stock holdings at December 31, 1995 are as follows:Paul C. Voet 18,861 shares, $226,367; Charles O. Lane 0 shares, $0; Kenneth F. Vuylsteke 9,322 shares, $112,067; W. Dwight Jackson 4,904 shares, $58,372; Gary H. Sander 5,653 shares, $67,973. Dividends are paid to the holders of restricted stock, who are entitled to vote them, whether or not vested. Restricted stock awards vest evenly over three-year periods.

(2) Represents 75 percent of total compensation, as charged to the Company by Chemed in 1995, 70 percent in 1994, and 65 percent in 1993. Excludes a $35,000 special bonus paid by Chemed in each December of l994 and 1995.

(3) Composed of contributions to defined contribution plans - $181,424 which includes $122,676 allocated to Mr. Voet's account under Chemed's Employee Stock Ownership Plans with respect to an adjustment for prior periods and vesting over a five year period beginning September 1995 ("ESOP Adjustment"); term life insurance premiums - $4,712; $13,018, which is the value of premium payments made by the Company for his benefit under a split dollar life insurance policy, which provides for refund of premiums to the Company on termination of the policy ("Split Dollar Premiums").

(4) Composed of contributions to defined contribution plans - $9,446; term life insurance premiums - $276; Split Dollar Premiums - $10,128.

(5) Composed of contributions to defined contribution plans - $7,328; term life insurance premiums - $5,529.

(6) Mr. Jackson was hired in October, 1994. Composed of contributions to defined contribution plans - $4,076; term life insurance premiums - $168; Split Dollar Premiums - $8,273.

(7) Mr. Sander is an employee of Chemed Corporation, these costs are reimbursed 100 percent by the Company.

(8) Composed of contributions to defined contribution plans - $90,525 which includes $66,154 in ESOP Adjustment; term life insurance premiums - $711; Split Dollar Premiums - $5,657.

OPTION GRANTS

   The table below shows information concerning stock options granted in l995 to the executive officers named in the Summary Compensation Table.

                           STOCK OPTION GRANTS IN 1995

- ------------------------------------------------------------------------------------
                                                           Potential Realizable
                                                          Value at Assumed Annual
                                                           Rates of Stock Price
                                                             Appreciation for
                          Individual Grants                    Option Term
- ------------------------------------------------------------------------------------
                                % of Total
                  Number of      Options
                  Securities    Granted to
                  Underlying    Employees   Exercise
                   Options      in Fiscal    Price    Expiration
Name             Granted(#)(1)    Year       $/Sh        Date      5%($)     10%($)
- ------------------------------------------------------------------------------------
P. C. Voet          40,000        19.8%      $12.00    3/01/06    $340,800  $889,600
K. F. Vuylsteke     20,000         9.9%       12.00    3/01/06     170,400   440,800
C. O. Lane              --          --           --         --          --        --
W. D. Jackson       15,000         7.4%       12.00    3/01/06     127,800   333,600
G. H. Sander         7,500         3.7%       12.00    3/01/06      63,900   166,800
- ------------------------------------------------------------------------------------

(1) These options, which were granted on March 1, 1995, provide for the purchase price of option shares equal to the fair market value of Common Stock on that date and become exercisable in four equal annual installments beginning December 1, 1995.

   The following table summarizes stock option exercises during 1995 and the year-end number and value of unexercised stock options held by the named executive officers.

                     AGGREGATED OPTION EXERCISES IN 1995 AND
                   STOCK OPTION VALUES AS OF DECEMBER 31, 1995

- ------------------------------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                  NUMBER OF UNEXERCISED      UNEXERCISED IN-THE-MONEY
                     SHARES                      OPTIONS AT 12/31/95 (#)     OPTIONS AT 12/31/95 (1)
                    ACQUIRED         VALUE      ------------------------------------------------------
NAME             ON EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------
Paul C. Voet         13,223         $66,115       57,500        30,000       $164,925         $0

Kenneth F.               --              --        8,688        15,000         17,640          0
Vuylsteke

Charles O. Lane       8,750          54,688       50,000             0        137,500          0

W. Dwight                --              --        3,750        11,250              0          0
Jackson

Gary H.                  --              --        9,875         5,625         33,860          0
Sander
- ------------------------------------------------------------------------------------------------------

(1) Based upon the market value of the underlying securities at year-end, minus the exercise or base price.

EMPLOYMENT AGREEMENTS

   The Company had an employment agreement with Mr. C. Lane, who retired in February 1996, providing for his services to the Company through December 31, 1995 and has an agreement with Mr. Jackson providing for services through October 31, 1996, at specified minimum annual rates of compensation of $135,000 and $125,000, respectively. These agreements also provide for limited restrictions against competition during and for a two-year period after the term of employment, and provide assurances to the Company concerning use or disclosure of trade secrets and confidential information.

   The Company has an employment agreement with Mr. Vuylsteke providing for his continued employment as an executive until May 31, 1998 at a specified base salary rate of $155,000 per year. In the event of employment termination without cause, the Company shall pay him monthly severance for the remaining term of the agreement, at the rate of 150 percent of his then-current base salary and incentive bonus and the fair market value of all stock awards which vested during the twelve months prior to termination.

   Messrs. Voet and Sander are employed by Chemed pursuant to agreements providing for their continued employment as senior executives until May 31, 1999 and 1998, respectively. The remaining terms and conditions of these agreements are the same as those of Mr. Vuylsteke's agreement, except that Mr. Voet is to be a management nominee for election as a Chemed director. The Company reimburses Chemed for 80 percent of such costs in 1996 with respect to Mr. Voet, and 100 percent with respect to Mr. Sander, valued at $705,931 in the aggregate for l995, pursuant to a services agreement with Chemed referred to below under "Certain Arrangements and Transactions."

COMPARATIVE STOCK PERFORMANCE GRAPH

   The line graph below compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock, as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period January 1, 1991 to December 31, 1995, assuming dividend reinvestment, and (B) the difference between the Company's share price at January 1, 1991 and December 31, 1995; by (ii) the share price at January 1, 1991, with

   (i) the cumulative total return, assuming reinvestment of dividends, of the Media General Market Index; and

  (ii) the cumulative total return, assuming reinvestment of dividends, of the Media General Wholesale-Nondurable Index.

                     TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDING DECEMBER 31, 1995

                                    [GRAPH]

- ----------------------------------------------------------------------------------------
           December 31 . . .               1990    1991    1992    1993    1994    1995
- ----------------------------------------------------------------------------------------
National Sanitary Supply Co.              100.00  106.15  138.99  206.88  191.59  187.93
- ----------------------------------------------------------------------------------------
Media General Market Index                100.00  129.09  134.25  154.11  152.83  198.15
- ----------------------------------------------------------------------------------------
Media General Wholesale-Nondurable Index  100.00  143.42  156.87  168.76  164.68  211.60
- ----------------------------------------------------------------------------------------

(a) Fiscal year ends 12/31. Assumes $100 invested on 1/1/91.
                                                           SOURCE: MEDIA GENERAL

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of December 31, 1995 information with respect to the only persons who are known to be the beneficial owner of more than 5 percent of the Common Stock of the Company:

- --------------------------------------------------------------------------------
                     NAME AND ADDRESS          AMOUNT AND NATURE        PERCENT
                       OF BENEFICIAL             OF BENEFICIAL            OF
TITLE OF CLASS             OWNER                 OWNERSHIP (1)         CLASS (4)
- --------------------------------------------------------------------------------
Common Stock        Chemed Corporation             5,144,551              84%
Par Value $1        2600 Chemed Center           Shares; Direct
Per Share           255 East Fifth St.                (2)
                   Cincinnati, OH 45202
- --------------------------------------------------------------------------------
Common Stock       PNC Bank Corporation         346,670 shares;          5.7%
Par Value $1           One PNC Plaza       Trustee of the Company's
Per Share            249 Fifth Avenue      Profit Sharing and Thrift
                   Pittsburgh, PA 15222        Savings Plan (3)
- --------------------------------------------------------------------------------

(1) As reported to the Securities and Exchange Commission by the beneficial owners.

(2) Sole voting power, 5,144,551 shares; sole dispositive power, 5,144,551 shares.

(3) Shared voting power, 346,670 shares; shared dispositive power 346,670 shares.

(4) For purposes of calculating percent of class, all shares subject to stock options which were exercisable within 60 days from December 31, 1995 were assumed to have been issued.

   The following table sets forth information as of December 31, 1995 with respect to the Common Stock of the Company and the capital stock of Chemed beneficially owned by all nominees and Directors of the Company, each of the executive officers named in the Summary Compensation Table, and its directors and executive officers as a group:

- --------------------------------------------------------------------------------
                                                AMOUNT AND NATURE       PERCENT
                                                  OF BENEFICIAL           OF
      NAME                TITLE OF CLASS          OWNERSHIP (1)        CLASS (2)
- --------------------------------------------------------------------------------
E.L. Hutton           National Common Stock       28,729 Direct
                                                  57,223 Option
                                                   3,194 Trustee
                      Chemed Capital Stock        42,321 Direct
                                                  36,750 Option
                                                   3,967 Trustee

P.C. Voet             National Common Stock       35,959 Direct
                                                  57,500 Option
                      Chemed Capital Stock        24,883 Direct
                                                     750 Option
                                                         Trustee(3)

R.B. Garber           National Common Stock       41,184 Direct
                                                   2,500 Option
                      Chemed Capital Stock           677 Direct

A.J. Bennert, Jr.     National Common Stock        5,490 Direct
                                                   1,875 Option
                      Chemed Capital Stock         4,535 Direct
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                AMOUNT AND NATURE       PERCENT
                                                  OF BENEFICIAL           OF
      NAME                TITLE OF CLASS          OWNERSHIP (1)        CLASS (2)
- --------------------------------------------------------------------------------
J. A. Cunningham      National Common Stock       1,000 Direct
                      Chemed Capital Stock        1,000 Direct
                                                    500 Trustee

N. C. Dallob          National Common Stock       3,637 Direct
                                                  2,375 Option
                      Chemed Capital Stock        6,846 Direct
                                                    750 Option

C. H. Erhart, Jr.     National Common Stock       5,000 Direct
                      Chemed Capital Stock        1,500 Direct

N. Gilliatt           National Common Stock       1,000 Direct
                      Chemed Capital Stock        3,400 Direct

W. J. Hoekman         National Common Stock       1,000 Trustee(4)
                      Chemed Capital Stock      109,100 Trustee(4)       1.09%

T. C. Hutton          National Common Stock       3,673 Direct
                                                  2,750 Option
                                                  3,194 Trustee
                      Chemed Capital Stock       16,607 Direct
                                                  1,750 Option
                                                  4,467 Trustee

W. D. Jackson         National Common Stock       1,644 Direct
                                                  3,750 Option
                      Chemed Capital Stock           90 Direct

C. O. Lane            National Common Stock      29,092 Direct
                                                 50,000 Option
                      Chemed Capital Stock        8,484 Direct

S. E. Laney           National Common Stock       3,988 Direct
                                                  1,313 Option
                      Chemed Capital Stock       23,319 Direct
                                                 31,000 Option
                                                        Trustee(3)

J. M. Mount           National Common Stock        None
                      Chemed Capital Stock        7,520 Direct
                                                    600 Trustee

K. J. McNamara        National Common Stock       3,072 Direct
                                                  3,750 Option
                      Chemed Capital Stock       12,611 Direct
                                                  7,500 Option
                                                        Trustee(3)

T. S. O'Toole         National Common Stock       2,898 Direct
                                                    500 Option
                      Chemed Capital Stock       12,458 Direct
                                                  5,250 Option

D. W. Robbins, Jr.    National Common Stock       2,000 Trustee
                      Chemed Capital Stock        2,000 Trustee

G. H. Sander          National Common Stock       8,782 Direct

                                                  9,875 Option
                      Chemed Capital Stock        7,847 Direct
                                                  1,250 Option
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                AMOUNT AND NATURE       PERCENT
                                                  OF BENEFICIAL           OF
      NAME                TITLE OF CLASS          OWNERSHIP (1)        CLASS (2)
- --------------------------------------------------------------------------------
J. E. Schnee          National Common Stock         600 Direct
                      Chemed Capital Stock         None

K. F. Vuylsteke       National Common Stock      12,012 Direct
                                                  8,688 Option
                      Chemed Capital Stock          867 Direct

G. J. Walsh III       National Common Stock        None
                      Chemed Capital Stock        1,000 Direct

Directors and         National Common Stock     187,960 Direct           2.99%
Executive Officers                              202,099 Option           3.21%
as a Group                                        6,194 Trustee
(19 Persons)          Chemed Capital Stock      175,365 Direct           1.76%
                                                113,000 Option           1.13%
                                                172,778 Trustee(5)       1.73%


FOOTNOTES TO STOCK OWNERSHIP TABLE

(1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Chemed capital stock and the Company's Common Stock allocated as at December 31, 1995 to the account of each named person or member of the group participating under Chemed's Savings and Investment Plan, Chemed's Employee Stock Ownership Plans, and the Company's Thrift and Profit Sharing Plan),
    (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 1995. For purposes of determining the Percent of Class, all shares subject to stock option, which were exercisable within 60 days of December 31, 1995, were assumed to have been issued.

(2) Percent of Class under 1.0 percent is not shown.

(3) Messrs. T. C. Hutton, McNamara and Voet and Mrs. Laney are trustees of the Chemed Foundation which holds 57,971 shares of Chemed capital stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a group, but is not reflected in the respective holdings of the individual trustees.

(4) Comprises shares with respect to which Mr. Hoekman shares the power to direct the voting as a member of a bank trust committee.

(5) Shares over which more than one individual holds beneficial ownership have only been counted once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require the Company's directors and certain officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based on review of the copies of such forms furnished to the Company and on the written representations of those who have not furnished such forms that, with respect to 1995, no Forms 5 were required to be filed with the SEC, the Company believes that during the period January 1, 1995 through December 31, 1995, the Company's officers, directors and greater than 10 percent shareholders have complied with all Section 16(a) filing requirements.


                      CERTAIN ARRANGEMENTS AND TRANSACTIONS

TRANSACTIONS WITH CHEMED

   CASH MANAGEMENT AND FINANCING. The Company deposits funds in excess of its working capital requirements with Chemed for short-term investment and Chemed may make short-term loans to the Company for working capital needs. These unsecured demand deposits and short-term loans bear interest at fifty basis points over U.S. Treasury Notes. At February 28, 1995, the Company had a short-term loan from Chemed of $12,618,000, which represented the largest loan balance during the year. The amount of interest expense paid to Chemed during 1995 for the combination of demand deposits and short-term loans was $629,000.

   Chemed loaned the Company $11 million on November 10, 1988 at an interest rate of 10.67 percent, due in eleven equal annual installments beginning November 1, 1993. The Company paid $1 million on this note November 1, 1995. The Company borrowed $8 million from Chemed on January 1, 1993, executing a promissory note at an interest rate of 7.66 percent, with interest payable quarterly and the principal payable in full on January 1, 1998. The Company paid Chemed interest of $1,555,000 in l995 on these loans. The Company used these funds to acquire Century and real estate in Tempe, Arizona. The loans are evidenced by promissory notes which provide Chemed with a call at any time in the event the debtor becomes insolvent; files, or consents to the filing of, a petition for protection under any bankruptcy or insolvency law in any jurisdiction; makes an assignment for the benefit of its creditors; or assigns its obligations thereunder to any third party without Chemed's consent.

   During 1995, non-union employees of the Company participated in Chemed's ESOPs. The Company paid Chemed 75 percent of the average monthly price of Chemed stock during 1995 for these shares to be allocated to employees' accounts, or $1,502,000.

   SERVICE ARRANGEMENTS. As a subsidiary of Chemed and pursuant to an agreement with Chemed, the Company uses certain administrative, financial, insurance, tax, audit, legal, managerial and other services provided by Chemed. The Company pays fees for these services based on Chemed's costs. During 1995, the Company paid Chemed $567,000 for such services.

   LEASES. The Company has lease arrangements with Chemed for its headquarters office facility in Cincinnati, Ohio and for a portion of its transportation equipment. The rents paid by the Company to Chemed totaled $392,000 in 1995 and represented Chemed's cost to provide such leases.

   STATE AND LOCAL INCOME TAXES. Should any state or locality impose an income or franchise tax on Chemed or the Company by combining or consolidating all or part of the income, losses, properties, payrolls, sales or other attributes of Chemed and the Company or one of Chemed's subsidiaries, Chemed and the Company have agreed the Company will reimburse Chemed for the Company's share of such franchise or income tax, or Chemed shall reimburse the Company for Chemed's share of such franchise or income tax, as the case may be. The amount to be reimbursed is equal to the tax that would have been required to be paid had the Company or Chemed, as the case may be, filed a separate return without the inclusion of any income, losses, properties, payrolls, sales or other attributes of any related parent or subsidiary corporation.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1996. This firm has acted as independent accountants for Chemed since 1970 and for the Company since 1983. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of Price Waterhouse will be submitted for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power of the stockholders represented at the meeting with abstentions having the effect of negative votes and broker nonvotes deemed to be absent shares, will be necessary to ratify the selection of Price Waterhouse as independent accountants for the Company and its consolidated subsidiaries for the year 1996. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

   It is expected that a representative of Price Waterhouse will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he so desires and shall be available to respond to appropriate questions raised at the meeting.


                              STOCKHOLDER PROPOSALS

   Any proposals by stockholders intended to be included in the proxy materials for presentation at the 1997 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 10, 1996.


                                  OTHER MATTERS

   As of the date of this Proxy Statement, management knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.


                            EXPENSES OF SOLICITATION

   The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may solicit, without extra remuneration, proxies personally, by telephone or by facsimile from some stockholders if such proxies are not promptly received. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

                                           Naomi C. Dallob
                                              Secretary


April 8, 1996

     NATIONAL SANITARY SUPPLY COMPANY
     2900 Chemed Center
     255 East Fifth Street                     PLEASE MARK, SIGN, DATE AND RETURN PROXY
     Cincinnati, Ohio 45202                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

- -----------------------------------------------------------------------------------------------------------

 P   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY
     20, 1996.
 R
     The undersigned hereby appoints E. L. Hutton and P. C. Voet as Proxies, both with the power to appoint
 O   a substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of National Sanitary Supply Company held of record by the undersigned on March 25, 1996
 X   at the Annual Meeting of Stockholders to be held on May 20, 1996, or at any adjournment thereof.

 Y
                                  (Continued and to be signed on reverse side)


(1)  Election of Directors:

       FOR         FOR         WITHHOLD      Edward L. Hutton, Paul C. Voet, Robert B. Garber, Arthur J. Bennert, Jr.,
       all       nominees         ALL        James A. Cunningham, Naomi C. Dallob, Charles H. Erhart, Jr.,
     nominees     listed       AUTHORITY     Neal Gilliatt, Will J. Hoekman, Thomas C. Hutton, W. Dwight Jackson,
      listed   EXCEPT those    to vote in    Charles O. Lane, Sandra E. Laney, Kevin J. McNamara, John M. Mount,
               whose names I  the election   Timothy S. O'Toole, D. Walter Robbins, Jr., Gary H. Sander, Kenneth F.
               have stricken  of directors   Vuylsteke, George J. Walsh, III

      [  ]         [  ]           [  ]


(2) Ratifying the selection of              (3) In their discretion, the Proxies are
    independent accountants.                    authorized to vote upon such other business
                                                as may properly come before the meeting.


       FOR        AGAINST        ABSTAIN

      [  ]         [  ]           [  ]




                                                       IF NO CHOICE IS SPECIFIED, THIS PROXY WILL
                                                        BE VOTED FOR PROPOSALS (1) AND (2).

                                                        DATED:                                 , 1996
                                                                -------------------------------
                                                                   (Be sure to date Proxy)

                                                        SIGNED:
                                                                 ------------------------------------


                                                        ---------------------------------------------
                                                        (Please sign exactly as names appear at left)

                                                        When signed on behalf of a corporation,
                                                        partnership, estate, trust, or other
                                                        shareholder, state your title or capacity or
                                                        otherwise indicate that you are authorized to
                                                        sign.



         PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
         PROCESSING EQUIPMENT WILL RECORD YOUR VOTES